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                                                               EXHIBIT 11.1


MYLEX CORPORATION
EARNINGS PER SHARE COMPUTATION
THREE MONTHS ENDED MARCH 31, 1996 AND 1995

The basis for computing net income per common share is described in Note A to the financial statements, beginning on page 5 of the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1996.

The computation of primary and fully diluted earnings per share is as follows:




PRIMARY EARNINGS PER SHARE                            THREE MONTHS ENDED
                                                   MAR 31             MAR 31
                                                    1996               1995
                                                ------------      --------------
NET EARNINGS                                    $ 5,125,200        $ 2,104,200

WEIGHTED AVERAGE NUMBER ON COMMON
  SHARES OUTSTANDING DURING THIS PERIOD          19,643,300         17,373,500

NUMBER OF COMMON SHARE EQUIVALENTS RESULTING
  FROM STOCK OPTIONS AND WARRANTS, COMPUTED
  USING THE TREASURY STOCK METHOD                 1,653,800          1,329,100
                                                ------------      --------------
NUMBER OF COMMON AND COMMON SHARE EQUIVALENTS
  USED IN COMPUTATION                            21,297,100         18,702,600

PRIMARY EARNINGS PER SHARE                            $0.24              $0.11



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FULLY DILUTED EARNINGS PER SHARE                       THREE MONTHS ENDED
                                                   MAR 31             MAR 31
                                                    1996               1995
                                              ----------------    -------------
NET EARNINGS                                     $5,125,200        $ 2,104,200

WEIGHTED AVERAGE NUMBER ON COMMON
  SHARES OUTSTANDING DURING THIS PERIOD          19,643,300         17,373,500

NUMBER OF COMMON SHARE EQUIVALENTS RESULTING
  FROM STOCK OPTIONS AND WARRANTS, COMPUTED
  USING THE TREASURY STOCK METHOD                 1,765,600          1,330,000
                                                ------------      --------------
WEIGHTED AVERAGE COMMON AND DILUTIVE COMMON
  SHARES OUSTANDING                              21,408,900         18,703,500

FULLY DILUTED EARNINGS PER SHARE                      $0.24              $0.11



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